UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 30, 2005
                                                          --------------

                                  ICEWEB, INC.
                                  ------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


               0-27865                              13-2640971
      ------------------------           ---------------------------------
      (Commission File Number)           (IRS Employer Identification No.)


                     205 Van Buren Street, Herndon, VA 20170
                     ---------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 964-8000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

          On March 30, 2005, the Company entered into a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Pursuant to the Agreement, the Company issued 1,666,667 shares of its newly created Series A Convertible Preferred Stock and received gross proceeds of $1,000,000. The Company received net proceeds of $900,000 after payment of expenses of $35,000 and a finder's fee to Liberty Company LLC of $65,000. In connection with the preferred stock issuance, the Company also issued it's A Common Stock Purchase Warrant to purchase 160,000,000 shares of common stock exercisable at $0.025 per share, its B Common Stock Purchase Warrant to purchase 100,000,000 shares of common stock exercisable at $0.06 per share and its C Common Stock Purchase Warrant to purchase 100,000,000 shares of common stock exercisable at $0.12 per share. All of the warrants expire on March 30, 2010.

          The Agreement requires the Company to appoint or elect four additional directors, of whom three directors are required to be independent. The Company's audit and compensation committees will be comprised solely of independent directors. In addition, the Agreement requires John R. Signorello and James Bond, officers of the Company, to exchange indebtedness in the principal amount of $325,000 into an aggregate of 43,333,360 shares of common stock of the Company. IceWeb has also covenanted for a period of three years not to issue any preferred stock, convertible debt or other equity instruments containing reset features. In addition, while the securities issued in the transaction are outstanding, the Company is prohibited from entering into any financing involving a variable rate feature. The Agreement also provides certain restrictions as to the incurrence of debt borrowings. Barron Partners also received the right of first refusal to participate in any funding transaction by the Company on a pro rata basis at 94% of the offering price or funding amount received in the transaction.

          The terms of the Series A Preferred Stock contain no provision for dividends or for voting rights except as required by the Delaware General Corporation Law. Without the approval of the Series A Preferred stockholders, the Company may not create another series of preferred stock superior to or pari passu with the Series A Preferred Stock, nor increase the number of authorized shares of Series A Preferred Stock. Upon liquidation, each share of Series A Preferred Stock will be entitled to receive an amount equal to $0.0075 per share. The Series A Preferred Stock is convertible into common stock of the Company at a conversion price of $0.0075 per share.

          The conversion price of the Series A Preferred Stock is subject to adjustment in the event of specified transactions, but precludes the Company from issuing any equity securities at a price less than the conversion price of the Series A Preferred Stock except for securities issuances pursuant to Company option plans, acquisitions or strategic transactions. The exercise price of the common stock purchase warrants are also subject to adjustments in the event of certain corporate transactions or the issuance of common stock or derivative securities at less than $0.12 per share. Both the Series A Preferred Stock and the common stock purchase warrants preclude the holder from converting or exercising the securities if as a result of such issuance, the holder would receive common shares, together with its other shares of common stock, in excess of 4.99% of the outstanding common shares of the Company.

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

          The Company is authorized to use the proceeds of the transaction for working capital purposes and acquisitions.

          Under the terms of the Registration Rights Agreement entered into by the parties, the Company has agreed to file a registration statement within 30 days of the closing for the common shares underlying the securities and to cause the registration statement to be declared effective by the SEC within 120 days of the closing date of the transaction. If the Company does not obtain effectiveness of its registration statement within that time, IceWeb will be required to pay as damages an amount equal to 36% per annum, or approximately 0.099% per diem.

          The issuance of the securities were effected pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

          All references to common shares issuable on conversion of the Series A Preferred Stock and the warrants are prior to the Company's proposed reverse stock split of 1:80 shares expected to take place by the end of April 2005.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

          The Company filed with the State of Delaware on April 1, 2005 an amendment to its Certificate of Incorporation pertaining to the Certificate of Designation for the Series A Convertible Preferred Stock. A description of the Series A Preferred Stock was disclosed in response to Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

              99.1 Preferred Stock Purchase Agreement with Barron Partners LP dated March 30, 2005

              99.2 Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

              99.3    A, B and C Common Stock Purchase Warrants

              99.4    Registration Rights Agreement with Barron partners LP

              99.5    Escrow Agreement

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

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ICEWEB, INC.



                                        By: /s/ John R. Signorello
                                            ----------------------
                                            John R. Signorello
                                            Chairman and CEO


DATED:  April 05, 2005


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